UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): May 1, 2006
CROSSTEX ENERGY, L.P.
(Exact name of registrant as specified in its charter)

DELAWARE	000-50067	16-1616605

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2501 CEDAR SPRINGS, SUITE 100 DALLAS, TEXAS	75201

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (214) 953-9500

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On May 1, 2006, Crosstex Energy Services, L.P., a wholly-owned subsidiary of Crosstex Energy, L.P. (the “Registrant”), entered into a definitive Purchase and Sale Agreement (the “Purchase Agreement”) with Chief Holdings LLC (“Chief”) and other parties to acquire the natural gas gathering pipeline systems and related facilities of Chief for a purchase price of approximately $480 million, subject to customary adjustments at closing. The Purchase Agreement is subject to customary regulatory approvals and completion of certain pre-closing conditions by both parties.
     The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Purchase Agreement, a copy of which is filed as an Exhibit to this Current Report on Form 8-K and is incorporated herein by reference.
Item 7.01. Regulation FD Disclosure.
     On May 2, 2006, the Registrant issued a press release regarding the Purchase Agreement. In accordance with General Instruction B.2 of Form 8-K, the information set forth in this Item 7.01 and in the attached exhibit are deemed to be furnished and shall not be deemed to be “filed” for purposes of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
Item 9.01. Financial Statements and Exhibits
     (d) Exhibits.

EXHIBIT
NUMBER		DESCRIPTION
10.1	—	Purchase and Sale Agreement, dated as of May 1, 2006, by and between Crosstex Energy Services, L.P., Chief Holdings LLC and the other parties named therein.

99.1*	—	Press release dated May 2, 2006.

*	In accordance with General Instruction B.2 of Form 8-K, the information set forth in this exhibit is deemed to be furnished and shall not be deemed to be “filed” for purposes of the Exchange Act.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CROSSTEX ENERGY, L.P.

By: Crosstex Energy GP, L.P.,
its General Partner
By: Crosstex Energy GP, LLC,
its General Partner

Date: May 4, 2006	By:	/s/ William W. Davis
William W. Davis
Executive Vice President and
Chief Financial Officer

INDEX TO EXHIBITS

EXHIBIT
NUMBER		DESCRIPTION
10.1	—	Purchase and Sale Agreement, dated as of May 1, 2006, by and between Crosstex Energy Services, L.P., Chief Holdings LLC and the other parties named therein.

99.1*	—	Press release dated May 2, 2006.

*	In accordance with General Instruction B.2 of Form 8-K, the information set forth in this exhibit is deemed to be furnished and shall not be deemed to be “filed” for purposes of the Exchange Act.